Exhibit 99.1

5400 LBJ Freeway, Suite 1300 Dallas, Texas 75240 T 972.233.8242

CAPITAL SOUTHWEST CORPORATION ANNOUNCES THE HIRING OF MICHAEL S. SARNER AS SENIOR VICE PRESIDENT TO BECOME CHIEF FINANCIAL OFFICER OF ITS POST-SPIN BDC

-   Mr. Sarner to serve as Company Senior Vice President until BDC transaction complete   -

DALLAS – June 29, 2015 – Capital Southwest Corporation (Nasdaq: CSWC) (“Capital Southwest” or “the Company”), today announced the appointment of Michael S. Sarner as Senior Vice President of the Company, effective on or before August 1, 2015.  Following the previously announced spin-off transaction, Mr. Sarner will be appointed Chief Financial Officer of the business development company (BDC).

“We continue to build an exceptional team at Capital Southwest in preparation for the upcoming spin-off, and the addition of Michael as the BDC’s Chief Financial Officer is an integral piece of the puzzle,” said Bowen S. Diehl, Chief Investment Officer of Capital Southwest. “Michael has deep financial and BDC experience, having engaged in all aspects of the debt capital markets including raising, refinancing and restructuring debt, as well as significant experience in capital allocation, liquidity planning, compliance and reporting.  I’ve known and worked with Michael for years, and I am excited and grateful that he will be joining us in Texas to partner with me and the team in building the new Capital Southwest.”

"I am excited to join Capital Southwest and get involved on the ground floor of what I think will be a fantastic opportunity to build sustainable long-term value for our shareholders," said Mr. Sarner. "I have been impressed by the team of seasoned finance executives and investment professionals at Capital Southwest, and I’m thrilled to partner with my colleagues and help develop and execute a clear, concise and shareholder-centric growth strategy that is clearly communicated and understood by all our stakeholders.”

Mr. Sarner brings over 20 years of financial, treasury and BDC experience to Capital Southwest.  Before joining the Company, he spent 15 years at American Capital, Ltd. in a variety of financial roles, most recently as Senior Vice President, Treasury.  At American Capital, he was responsible for initiatives and staff development related to debt capital markets, treasury and financial planning and analysis. These responsibilities included corporate debt originations, refinancings, RIC/BDC compliance and debt servicing.  He received a B.B.A. in Business Administration/Accounting from James Madison University and an M.B.A. in Finance from George Washington University’s School of Business and Public Management.

About Capital Southwest Corporation

Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas-based publicly traded business development company ("BDC"), with approximately $775 million in assets. On December 2, 2014, Capital Southwest announced its intent to separate into two public companies through the spin-off of certain of its control assets into a diversified industrial growth company, CSW Industrials, Inc. (“CSWI”), and the refocusing of the BDC on lending to strong middle market companies. As a result, Capital Southwest is currently active in the market executing its new investment strategy focused on investments ranging from $5 million to $20 million in senior "unitranche" debt, second lien and subordinated debt, as well as equity co-investments in support of the acquisition and growth of middle market companies. The control companies that will be contributed by Capital Southwest to CSWI prior to the spin-off are actively seeking growth through add-on acquisitions. Since Capital Southwest's formation in 1961, it has always sought to invest in companies with strong management teams and sound financial performance. As a public company, Capital Southwest is fortunate to have the flexibility to be creative in its financing structures and to invest to support the growth of its portfolio companies over long periods of time.

5400 LBJ Freeway, Suite 1300 Dallas, Texas 75240 T 972.233.8242

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 relating to, among other things, the manner, tax-free nature and expected benefits associated with the proposed spin-off of certain of Capital Southwest's control assets into CSWI, a new, independent, publicly traded company, the expected timing of the completion of the spin-off and the business, financial condition and results of operations of Capital Southwest, including the businesses of CSWI. Any statements preceded or followed by or that include the words "believe," "expect," "intend," "plan," "should" or words, phrases or similar expressions or the negative thereof, are intended to identify forward-looking statements. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Capital Southwest. There are a number of risks and uncertainties that could cause Capital Southwest's actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include, but are not limited to, risks relating to Capital Southwest's ability to obtain all necessary approvals to complete, and to otherwise complete, the proposed spin-off transaction and to achieve the expected benefits therefrom.

In light of these risks, uncertainties, assumptions, and other factors inherent in forward-looking statements, actual results may differ materially from those discussed in this communication. Other unknown or unpredictable factors could also have a material adverse effect on Capital Southwest's actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Capital Southwest and its business, see Capital Southwest's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and subsequent filings with the Securities and Exchange Commission. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Capital Southwest does not assume any obligation to update these forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

Investor Relations Contacts:
Garrett Edson or Michael Callahan
ICR, Inc.
Garrett.Edson@icrinc.com | 203-682-8331, Michael.Callahan@icrinc.com | 203-682-8311

Media Contacts:
Phil Denning or Jason Chudoba
ICR, Inc.
Phil.Denning@icrinc.com | 646-277-1258, Jason.Chudoba@icrinc.com | 646-277-1249